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Exhibit 10.7

FORM OF RESTRICTED SHARE AWARD AGREEMENT

        THIS AGREEMENT (the "Agreement") is made, effective as of                                    (the "Date of Grant"), between KKR Financial Holdings LLC, a Delaware limited liability company (hereinafter called the "Company"), and                                    (hereinafter called the "Participant").

R E C I T A L S:

        WHEREAS, the Company has adopted the 2007 Share Incentive Plan for KKR Financial Holdings LLC (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement; capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

        WHEREAS, the Committee has determined that it would be in the best interests of the Company and its Members to grant the restricted share award provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

        NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

        1.    Grant of the Restricted Shares.    Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a restricted share award (the "Restricted Share Award") consisting of                Shares (hereinafter called the "Restricted Shares"). The Restricted Shares shall vest and become nonforfeitable in accordance with Section 2 hereof.

        2.    Vesting.

        (a)   Subject to the Participant's continued service with the Company and its Affiliates, the Restricted Shares shall vest and become nonforfeitable with respect to 100% of the Shares initially granted hereunder on the third anniversary of the Date of Grant. Notwithstanding the foregoing, in the event the above vesting schedule results in the vesting of any fractional Shares, such fractional Shares shall not be deemed vested hereunder but shall vest and become nonforfeitable when such fractional Shares aggregate whole Shares.

        (b)   If the Participant's service with the Company and its Affiliates terminates or is terminated for any reason, the Restricted Shares shall, to the extent not then vested, be forfeited by the Participant without consideration; provided that in the event the Participant's service with the Company and its Affiliates is terminated by the Company other than for Cause (as defined in the Management Agreement), including non-renewal of the Management Agreement by the Company, or by the Manager pursuant to Section 15 of the Management Agreement, the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested.

        (c)   Notwithstanding any other provision of this Agreement to the contrary, in the event a Change in Control occurs during the period the Participant is providing services to the Company and its Affiliates, the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested, subject to Section 9(b) of the Plan.

        (d)   For purposes of this Agreement, "service" means service provided by the Participant to the Company and its Affiliates pursuant to the terms of the Management Agreement.

        3.    Certificates.    Certificates evidencing the Restricted Shares shall be issued by the Company and shall be registered in the Participant's name on the share transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 2. As a condition to the receipt of this Restricted Share Award, the Participant shall deliver to the Company a share power, duly endorsed in blank, relating to the Restricted Shares. No certificates shall be issued for fractional Shares.

        4.    Rights as a Member.    The Participant shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited pursuant to Section 2 hereof, and as record owner shall be entitled to all rights of a member of the Company, including, without limitation, voting rights with respect to the Restricted Shares and the Participant shall receive, when paid, any dividends or distributions on all of the Restricted Shares granted hereunder as to which the Participant is the record holder on the applicable record date, which, for the avoidance of doubt, shall not be subject to any restrictions or vesting conditions; provided that the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 7. As soon as practicable following the vesting of any Restricted Shares pursuant to Section 2, certificates for the Restricted Shares which shall have vested shall be delivered to the Participant along with the share powers relating thereto.

        5.    Legend on Certificates.    The certificates representing the vested Restricted Shares delivered to the Participant shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        6.    No Right to Continued Service.    The granting of the Restricted Shares evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the Company's or any Affiliate's right to terminate the service of such Participant.

        7.    Transferability.    The Restricted Shares may not, at any time prior to becoming vested pursuant to Section 2, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, subject to such terms and conditions as the Committee shall require in connection therewith, the Participant may transfer all or part of the Restricted Share Award to an employee of the Participant and other Persons who perform services for the Company or its Affiliates (each, a "Permitted Transferee"); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such transfer would comply with the requirements of the Plan, this Agreement, and any other terms and conditions as the Committee shall require in connection with such transfer. The Company may issue replacement Restricted Share Award agreements that reflect such transfer, and may require the applicable Permitted Transferee to sign such agreement. Unless otherwise provided pursuant to a replacement Restricted Share Award agreement which reflects such transfer, the terms of any Restricted Share Award so transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in this Agreement to the Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Restricted Shares, other than by will or the laws of descent and distribution, (b) Permitted Transferees shall not be entitled to receive any transferred Restricted Shares unless there shall be in effect a registration statement on an appropriate form covering the Shares if the Committee determines that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to Permitted Transferees, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (d) the consequences of termination of the Participant's service with the Company and its Affiliates under the terms of the Plan and this Agreement shall continue to be applied with respect to the Participant and the Permitted Transferees.

        8.    Withholding.    The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Shares, their grant or vesting or any payment or transfer with respect to the Restricted Shares and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Without limiting the generality of the foregoing, to the extent permitted by the Committee, the Participant may satisfy, in whole or in part, the foregoing withholding liability (a) by delivery of Shares held by the Participant (which are fully vested and not subject to any pledge or other security interest), (b) by having the Company withhold from the number of Restricted Shares otherwise deliverable to the Participant hereunder Restricted Shares with a Fair Market Value not in excess of the statutory minimum withholding liability or (c) by a cash payment from the Participant or from a broker-dealer acceptable to the Company through whom the Participant sells the Restricted Shares.

        9.    Securities Laws.    Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

        10.    Notices.    Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the corporate records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

        11.    Choice of Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

        12.    Restricted Share Award Subject to Plan.    By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Share Award and the Restricted Shares granted hereunder are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

        13.    Signature in Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

KKR FINANCIAL HOLDINGS LLC
By:	Name: Title:

Agreed and acknowledged as of the date first
above written:

[PARTICIPANT]

By:	Name: Title:

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  Exhibit 10.7
FORM OF RESTRICTED SHARE AWARD AGREEMENT